Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-72885 of United Dominion Realty Trust, Inc. on Form S-3 of our report dated February 27, 1998 (March 27, 1998 as to Note 12) appearing in the Annual report on Form 10-K of ASR Investments Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 5, 1999